Exhibit 10-G-2


Confidential information has been omitted from this Exhibit and filed separately with the Commission pursuant to a confidential treatment request under Rule 24b-2.



                        FIRST AMENDMENT
                               TO
          COAL TRANSPORTATION AGREEMENT ICC-BN-C-2913

     This First Amendment to Coal Transportation Agreement ICC-BN-C-2913 (hereinafter referred to as "First Amendment") is made pursuant to 49 U.S.C. Section 10713 on this 27th day of December, 1995, by and among Burlington Northern Railroad Company, a Delaware corporation (hereinafter referred to as "BN"), Otter Tail Power Company, a Minnesota corporation, Northwestern Public Service Company, a Delaware corporation, and Montana-Dakota Utilities Co., a Division of MDU Resources Group, Inc., a Delaware corporation (hereinafter jointly referred to as "Utilities").

     WHEREAS, BN and Utilities are parties to a Coal Transportation Agreement dated July 18, 1994, ICC-BN-C-2913 (hereinafter referred to as the "Original Agreement"); and

     WHEREAS, Utilities own and operate and electric generating plant described herein, known as the Big Stone Plant; and

     WHEREAS, BN and Utilities desire to amend the Original Agreement to provide for an allowance from coal transportation rates to the Big Stone Plant; such allowance arising from Utilities' proposed use of high capacity aluminum cars and BN's resulting provision of cars to supplement coal transportation requirements to the Big Stone Plant.

     NOW THEREFORE, in consideration of the premises, covenants, and considerations set out herein, the parties hereto agree as follows:

                            Article I
     Filing, Approval, Effective Date, and Term of Amendment

     Section 1. Filing and Approval

     Within seven (7) days after its receipt of fully executed copies of this First Amendment, BN will file the requisite contract summary with the ICC in accordance with the provisions of 49 U.S.C. 10713 and the ICC regulations promulgated thereunder.

     Section 2. Effective Date and Term

     This First Amendment shall be effective on the date the contract summary is filed with the ICC (hereinafter "Effective Date"); PROVIDED, HOWEVER, that if the ICC disapproves this First Amendment, it will be null and void ab initio and any shipments moving on or between the date of filing of this First Amendment and the date of disapproval will be subject to the terms of the Original Agreement. In accordance with the agreement of the parties, subject to ICC approval of this First Amendment and the conditions of 49 C.F.R. 1313(c), the terms of this First Amendment shall apply on all trains of coal tendered on or after October 1, 1996.

     The term of this First Amendment shall end at 11:59 p.m. Central Standard Time on December 31, 1999.

                     Confidential Contract

                           Article II
              Modification of Transportation Rates
     Section 1. Modification of Effective Rates - Aluminum Cars Supplied by Utilities

     Commencing with the first train tendered as of the date noted earlier in Article I, Section 2, provided that Utilities have completed the installation of adequate railcar unloading facilities at the Big Stone Plant, and continuing through the term of this First Amendment as stated above, each of the then Effective Rates shall be reduced by $(*) per ton (the "Aluminum Car Allowance") which reflects the usage, by Utilities, of high capacity aluminum cars. The Aluminum Car Allowance shall apply to all tons tendered by Utilities for shipment in Utilities-supplied aluminum cars to the Big Stone Plant. The Aluminum Car Allowance shall not be adjusted during the term of the First Amendment.

     Section 2. Rates for Use of BN-Supplied Cars

     If Utilities elect to use BN-supplied cars, then commencing with the first train tendered as of the date noted earlier in Article I, Section 2, the rate for movement of coal from the Absaloka mine to the Big Stone Plant in BN-supplied cars shall be $(*) per ton. This rate shall be adjusted quarterly per Section 5 of the Original Agreement, with the first such adjustment to become effective on January 1, 1997.

                           Article III
                             General

     Nothing in this First Amendment shall alter the rights or obligations of the parties except as specifically set forth above.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Contract ICC-BN-C-2913 to be executed by their duly authorized representatives on the day and year first written above.

OTTER TAIL POWER COMPANY

By:/S/ Ward Uggerud

Its: Vice President, Operations

NORTHWESTERN PUBLIC SERVICE COMPANY

By:/S/ A. R. Donnell

Its: V.P. Energy Operations

MONTANA-DAKOTA UTILITIES CO., a division of MDU Resources Group, Inc.

By:/S/ Bruce Imsdahl

Its: Vice President Energy Supply

BURLINGTON NORTHERN RAILROAD COMPANY

By:/S/ David S. Quilici

Its: AVP Coal Marketing

                     Confidential Contract
                             Page 2

*Confidential information has been omitted and filed separately with the Commission pursuant to Rule 24b-2.